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                                                                    EXHIBIT 99.3

                GreenPoint Manufactured Housing Contract Trust
                           Pass Through Certificates
                                 Series 1999-6
                   January 1, 1999 through December 31, 1999



                                             Class A-1         Class A-2
                                           -------------     -------------
1999 Distribution Allocable to Principal      817,389.66              0.00
1999 Distributions Allocable to Interest      433,285.42        651,311.11
12/31/99 Remaining Principal Balance       69,182,610.34     70,000,000.00

Number and aggregate remaining principal balance of Contracts with payments delinquent:
           Days Delinquent               Number            Aggregate Remaining Principal Balance
           ---------------               ------            -------------------------------------
               31 - 59                     15                                618,441.90
               60 - 89                      3                                107,416.66
              90 or more                    0                                      0.00

Aggregate amount of servicing fees and expenses payable out of the trust for 1999:                     116,666.67

The number of contracts that were repurchased or replaced during 1999                                           0

1999 Aggregate Principal Balance of All Contracts repossessed or foreclosed upon                             0.00

The balance in the Reserve Account as of 12/31/99                                                            0.00

1999 Cumulative Realized Losses                                                                              0.00

The amount of any outstanding Monthly Advance Amount as of 12/31/99                                    180,151.64

1999 amounts deposited to Reserve Account                                                                    0.00

The pool scheduled principal balance, expressed as a percentage                                        99.4161502%
     of the Cut-Off Date pool principal balance

The number of Manufactured Homes Currently held by the Servicer due to Repossessions                            0
    and the aggregate principal balance of the related defaulted Contracts                                   0.00
